UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure
On April 2, 2020, Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) will send a letter to shareholders providing certain operational and informational updates, a copy of which is filed herein as Exhibit 99.1.
Pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934. Exhibit 99.1 is incorporated herein solely for purposes of this Item 7.01 disclosure.
Item 8.01.    Other Events
April 2020 Distribution Declaration
As previously disclosed in the Registrant's Current Report on Form 8-K filed with the SEC on February 27, 2020, the Registrant’s board of directors (the “Board”) is currently evaluating a potential strategic transaction. In addition, while the COVID-19 virus has not yet impacted the Registrant’s earnings or liquidity, the virus has resulted in interim disruption to the operations of some of its tenants which may affect their ability to make timely rent payments in the near term. The Registrant believes it is prudent to enact a more conservative cash management strategy in light of the current environment, and in consideration of the Registrant’s future strategic positioning and plans. The Registrant also believes implementing this strategy in the current market environment may present an opportunity to make strategic acquisitions which will serve to enhance the portfolio's long-term value and performance. In light of these considerations, on March 30, 2020, the Board determined it would be in the best interest of the Registrant and its stockholders to (1) declare distributions on a monthly basis, as opposed to a quarterly basis, beginning with distributions for the month of April 2020, and (2) declare an all-cash distribution rate based on 366 days in the calendar year, of $0.000956284 per day ($0.35 per share annualized), subject to adjustments for class-specific expenses, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock, for stockholders of record at the close of each business day for the period commencing on April 1, 2020 and ending on April 30, 2020. The Registrant will pay such distributions to each stockholder of record at such time in May 2020 as determined by the Registrant’s Chief Executive Officer.
Net Asset Value Determinations
As previously disclosed in the Registrant’s Current Report on Form 8-K filed with the SEC on February 27, 2020, the Registrant is currently not offering shares for sale to the public in a primary offering or through a distribution reinvestment plan. In addition, for the first quarter of 2020, the Registrant did not honor redemptions through its share redemption program (“SRP”), other than those sought upon a stockholder's death, qualifying disability, or determination of incompetence or incapacitation, as defined in the SRP. Due to the general lack of any purchases or sales of the Registrant’s common stock at this time, and the current levels of economic volatility and uncertainty in the global markets, the Registrant has determined that publishing a daily updated estimate of its net asset value (“NAV”) per share is neither necessary nor appropriate at this time. Prior to arriving at this determination, the Registrant solicited and considered input from its various third-party valuation providers. As a result, after March 31, 2020, the Registrant has ceased publishing a daily updated estimate of its NAV per share. The Registrant intends to continue its internal procedures for calculating NAV per share and will continue to publish updated estimates of its NAV per share on a quarterly basis, with the first updated estimates of its NAV per share likely to be disclosed on or around June 30, 2020.
Disclaimer on Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward-looking even in the absence of these particular words. Where, in any forward-looking statement, the Registrant expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Statements contained herein that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties detailed in the Registrant's filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Registrant undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Shareholder Letter

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: April 2, 2020	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary